EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2007, except for Note 3, as to which the date is April 3, 2007, relating to the financial statements and financial statement schedule of PROS Holdings, Inc., which is included in its Registration Statement on Form S-1 (File No. 333-141884), filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 8, 2007